Exhibit 23.1

KPMG LLP Two Financial Center 60 South Street Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-270474, 333-270474, 333-270843, 333-271171, 333-275644) on Form S-3 and (Nos. 333-216856, 333-221488, 333-251000, 333-268740, 333-275643) on Form S-8 of our report dated March 22, 2024, with respect to the financial statements of Checkpoint Therapeutics, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 22, 2024